UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 9, 2003

MOHEGAN TRIBAL GAMING AUTHORITY

(Exact name of registrant as specified in its charter)

Connecticut	033-80655	06-1436334
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Mohegan Sun Boulevard, Uncasville, CT	06382
(Address of principal executive offices)	(Zip code)

(860) 862-8000

Registrant’s telephone number, including area code:

Not Applicable

(Former name or former address, if changed since last report)

Item 5.     Other Events and Regulation FD Disclosure.

On July 9, 2003, the Mohegan Tribal Gaming Authority (the “Authority”) issued a press release relating to the closing on the same date of a Rule 144A private placement of $330 million, 6 3/8% senior subordinated notes due in 2009. The Authority intends to use the net proceeds from this offering to repurchase or defease all of its outstanding 8 3/4% senior subordinated notes due in 2009 pursuant to the Authority’s cash tender offer and consent solicitation previously announced on June 19, 2003. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference. This press release may also be found on the Authority’s website at www.mohegansun.com, under “About Us/Investor Relations”.

Item 7.     Financial Statements and Exhibits.

(c)	Exhibits.

The following exhibits are furnished as part of this report:

99.1	Press Release of the Mohegan Tribal Gaming Authority, dated July 9, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOHEGAN TRIBAL GAMING AUTHORITY

Date: July 9, 2003	By:	/s/ MARK F. BROWN
Mark F. Brown
Chairman, Management Board

Exhibit Index

Exhibit No.	Description

99.1	Press Release of the Mohegan Tribal Gaming, dated July 9, 2003.